Exhibit 1

© 2015 Trian Fund Management, L.P. All rights reserved. Shining A Light On DuPont’s Rhetoric March 12, 2015

Disclosure Statement And Disclaimers

Additional Information

Trian Fund Management, L.P. ("Trian"), Trian Partners, L.P., Trian Partners Strategic Investment Fund, L.P., Trian Partners Strategic Investment Fund II, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Master Fund (ERISA), L.P., Trian Partners Strategic Investment Fund-A, L.P., Trian Partners Strategic Investment Fund-D, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian SPV (SUB) VIII, L.P., Trian Partners Fund (Sub)-G, L.P., Trian Partners Fund (Sub)-G II, L.P., Trian Fund Management GP, LLC, Nelson Peltz, Peter W. May, Edward P. Garden, John H. Myers, Arthur B. Winkleblack and Robert J. Zatta (collectively, the "Participants") intend to file with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the "2015 Annual Meeting") of E.I. du Pont de Nemours and Company (the "Company"). Information relating to the Participants has been included in a preliminary proxy statement filed by the Participants with the SEC on February 11, 2015 and any amendments to that preliminary proxy statement. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, the Participants' definitive proxy statement will be mailed to stockholders of the Company. These materials and other materials filed by the Participants in connection with the solicitation of proxies will be available at no charge at the SEC's website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by the Participants with the SEC will also be available, without charge, by directing a request by mail, telephone or email to Trian's proxy solicitor, MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016 (call collect: (212) 929-5500; call toll free: (800) 322-2885) or email: proxy@mackenziepartners.com.

General Considerations

This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in this presentation represent the opinions of Trian and the funds it manages that hold shares of the Company (collectively, Trian and such funds, "Trian Partners"), and are based on publicly available information with respect to the Company and the other companies referred to herein. Trian Partners recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead such companies to disagree with Trian Partners' conclusions. Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. Trian Partners currently beneficially owns shares of the Company.

Trian Partners has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Trian Partners does not endorse third-party estimates or research which are used in this presentation solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results.

Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party, SEC or other regulatory filing or third party report. Unless otherwise indicated, the figures presented in this presentation, including return on invested capital ("ROIC") and investment values have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected in this presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security.

Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Trian Partners disclaims any obligation to update the data, information or opinions contained in this presentation.

Note: Disclosure Statement and Disclaimers are continued on the next page

DuPont Can Be Great 2

Disclosure Statement And Disclaimers (cont’d) 3 Forward - Looking Statements This presentation contains forward - looking statements. All statements contained in this presentation that are not clearly histor ical in nature or that necessarily depend on future events are forward - looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estim ate,” “plan,” and similar expressions are generally intended to identify forward - looking statements . The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors th at may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such pro jected results and statements . Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market cond iti ons and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control o f T rian Partners . Although Trian Partners believes that the assumptions underlying the projected results or forward - looking statements are reasonable as of the date of th is presentation, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the projected results or forward - looking statemen ts included in this presentation will prove to be accurate . In light of the significant uncertainties inherent in the projected results and forward - looking statements included in this present ation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and initiatives expressed or implied by such projected results and forward - looking statements will be achieved . Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward - looking statements in this presentation to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events . Not An Offer to Sell or a Solicitation of an Offer to Buy Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds managed by Trian are in the business of trading -- buying and selling -- securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings in open market transactions or otherwise (includin g v ia short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instrume nts relating to such shares . Consequently , Trian Partners’ beneficial ownership of shares of, and/or economic interest in, the Company‘s common stock may vary over time depending on various factors, with or without regard to Trian Partners’ views of the Company’s business, prospects or valuation (including the market price of the Company ’s common stock), including without limitation, other investment opportunities available to Trian Partners, concentration of positions in the portfolios man aged by Trian, conditions in the securities markets and general economic and industry conditions . Trian Partners also reserves the right to change its intentions with respect to its investments in the Company and take any actions with respect to investments in the Company as it may deem appropriate. Concerning Intellectual Property All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of th eir respective owners, and Trian Partners’ use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

Introduction ▪ On February 17, 2015, DuPont issued a letter & presentation to shareholders trumpeting “outstanding” results, while again, in our view, making misleading assertions and presenting incomplete data ▪ Instead of dwelling on each of DuPont’s misleading assertions, Trian will focus on DuPont’s claims around 2011 EPS, which we believe shine a light on the magnitude of the rhetoric DuPont employs in order to obfuscate its history of poor operating performance ▪ Trian chose to focus on the 2011 - 2014 time period as it represents a normalized environment during management’s tenure. We believe that the performance between 2009 and 2011 was driven by tailwinds from the cyclical recovery after the f inancial crisis, and that the 2011 - 2014 period isolates management’s performance and reveals its struggles to grow earnings ▪ Setting the record straight on 2011 EPS underscores that management continues to struggle operationally as evidenced by the fact that the Company expects 2015 earnings to be lower than the 2011 level for the fourth year in a row 4 DuPont can be great , but as this presentation shows, it will require the board to hold management accountable

The Saga of DuPont's 2011 EPS: Which EPS Number Will DuPont Choose Today?

- ***DuPont's Written Statement*: "Trian's analysis relies on a 2011 EPS of $4.32 that is not reported in DuPont's public filings…"** – DuPont presentation, February 2015

- ***The Reality*: DuPont has provided *nine different "versions" of 2011 EPS***

	2011 GAAP EPS				2011 Non-GAAP EPS				
	1	2	3	4	5	6	7	8	9
	$3.68(1)	$3.30(2)	$3.38(3)	$3.77(4)	$3.93(5)	$3.55(6)	$4.02(7)	$3.63(8)	$2.03(9)
Source:	2011 10-K Page F-4	2012 10-K Page F-4	2012 Databook Page 4	2013 10-K Page F-4	1/24/12 8-K Page 14	1/22/13 8-K Page 15	2012 Databook Page 4	12/14 Non-GAAP Reconcil. Page 7(10)	DEFA14A 2/17/15 Page 5 ("Important Facts For DuPont Shareholders")
Disclosure / Filing Date:	2/9/2012	2/7/2013	March-2013	2/5/2014	1/24/2012	1/22/2013	March-2013	1/27/2015	2/17/2015

Since January 2012, DuPont has provided nine different versions of 2011 EPS.
Can DuPont's independent directors explain why that is?
Trian's nominees will seek to ensure that the board holds management accountable.

Source: Bloomberg, Company Transcripts, SEC filings, Trian calculations.
DuPont labels each of these nine EPS figures as follows: (1) "Diluted earnings per share of common stock". (2) "Diluted earnings per share of common stock from continuing operations". (3) "Income from continuing operations after income taxes – diluted". (4) "Diluted earnings per share of common stock". (5) "EPS excluding significant items". (6) "EPS from continuing operations, excluding significant items". (7) "Operating earnings after income taxes – diluted". (8) "EPS – Excluding Significant Items". (9) "Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP)".
(10) See: E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES NON-GAAP RECONCILIATIONS: 2008 – 2014, on Company Website 1/27/2015.

DuPont Can Be Great 5

DuPont Changed Its EPS Reporting Methodology In Late 2012; Then Suggested Reduced Margin Targets Were Correlated To Its Accounting Change ▪ In December 2012, DuPont introduced a new EPS reporting methodology, called “Operating EPS”, which adds back non - operating pension/other post - employment benefit (“OPEB”) costs to non - GAAP EPS ▪ At its May 2013 Investor Day, DuPont gave long - term margin targets by business that differed from those given at its 2011 Investor Day ▪ The Company suggested the difference between these targets was merely an accounting difference (i.e. the non - operating pension / OPEB adjustment); responding to a question about the Industrial Biosciences and Performance Materials segments, management said the following: – “ In terms of margins, the accounting change really accounts for the shift that you're seeing . So we have not revised up or revised down our expectations” ▪ It took prodding from a research analyst during the Q&A for DuPont to admit that certain margin targets were lowered – “…Safety and Protection margin [targets] that you show are 21% to 23% which is what they were 18 months ago. But you now exclude your pension cost…[which was] more than 500 basis points .” – JP Morgan analyst (1) – DuPont responded: “…You're right, Jeff. The margin is lower between 400 and 500 basis points from that standpoint” 6 At DuPont’s 2013 Investor Day, management was not transparent about reducing margin targets, suggesting that reduced margin targets were correlated to the accounting change. Were DuPont’s independent directors aware of this? Trian’s nominees will seek to ensure that the board holds management accountable. Source: DuPont SEC fillings, DuPont Investor Day transcript from May 2, 2013, Trian calculations, non - GAAP reconciliations. (1) Jeff Zekauskus , JP Morgan, DuPont 2013 Investor Day , 5/2/2013.

Year 2011 Non - Operating Pension & OPEB Costs $0.39 The Saga of DuPont’s 2011 EPS: Trian’s Calculation of DuPont’s 2011 EPS is Intellectually Honest 7 (1) E . I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES NON - GAAP RECONCILIATIONS: 2008 – 2014, on Company Website 1/27/2015. ▪ Trian’s calculation of DuPont’s 2011 EPS simply conforms DuPont’s originally reported non - GAAP EPS ($3.93) to DuPont’s most current reporting methodology by adding back non - operating pension/OPEB costs Source: Taken directly from Q4 2011 Earnings Release page 14 (Management was paid for delivering this level of EPS in 2011) DuPont’s Originally Reported Non - GAAP 2011 EPS : $3.93 Source: Taken directly from Company’s January 2015 Non - GAAP Reconciliation page 7 (1) Year 2011 Trian’s Calculation of DuPont’s 2011 Operating EPS $4.32

Now DuPont Re - Writes Its History Of Poor Operating Performance 8 Source: DuPont’s SEC filings including proxy solicitation materials filed with the SEC on 2/17/15 page 5. Step 1 DuPont creates a “new” 2011 EPS of $2.03, down from actual operating EPS – Excludes 2011 earnings from Performance Coatings – Excludes 2011 earning from Performance Chemicals – Ignores the fact that DuPont’s NEOs were paid an aggregate of $35m when the Company disclosed $3.93 of earnings (prior to accounting change) DuPont creates a “new” 2014 EPS – Excludes earnings from Performance Coatings, but includes the returns from investing the Performance Coatings sale proceeds (e.g. share repurchases) – Excludes earnings from Performance Chemicals, but includes the returns from the free cash flow that the business generated DuPont now takes credit for this “new” manufactured earnings growth – DuPont quote: “ The strength of DuPont’s business is evident in the underlying growth of its on - going business – in that context, adjusted annual EPS growth has been…16.0% from 2011 to 2014” Step 2 Step 3 Even the DuPont Compensation Committee acknowledges poor operating performance, exercising “negative discretion” and giving management a 0% payout factor for 2014 “corporate performance” under DuPont’s short - term incentive program (STIP).